                                                                  Exhibit 10.1

                                                                  EXECUTION COPY



================================================================================



                                 LOAN AGREEMENT

                                    BETWEEN

                               MELLON BANK, N.A.

                                      AND

                                SCANFORMS, INC.


                           DATED AS OF JUNE 21, 1995



================================================================================

                                 LOAN AGREEMENT
                                    BETWEEN
                     MELLON BANK, N.A. AND SCANFORMS, INC.


                               TABLE OF CONTENTS

Article                                                             Page
- -------                                                             ----

  I.      Definitions............................................     1

 II.      Credit Accommodations..................................     7
          2.1    The Revolving Line of Credit....................     7
          2.2    Real Estate Loan................................     9
          2.3    Payments and Computations.......................    10
          2.4    Borrowing.......................................    10
          2.5    Prepayment and Repayment........................    10
          2.6    Requirements of Law.............................    11

III.      Security...............................................    12
          3.1    Security Documents..............................    12

 IV.      Representations and Warranties of the Borrower.........    12
          4.1    Good Standing of the Borrower; Authorization....    12
          4.2    Compliance with Laws and Other Agreements.......    12
          4.3    No Conflict; Governmental Approvals.............    12
          4.4    Financial and Other Information Regarding
                 Borrower........................................    13
          4.5    Taxes...........................................    13
          4.6    Encumbrances and Guaranties.....................    13
          4.7    Material Adverse Changes........................    14
          4.8    Margin Securities...............................    14
          4.9    ERISA...........................................    14
          4.10   Pending Litigation..............................    14
          4.11   Valid, Binding and Enforceable..................    14
          4.12   Priority of Mortgage............................    15
          4.13   Priority of Security Interests..................    15
          4.14   Environmental Matters...........................    15
          4.15   No Untrue Statements............................    15
          4.16   New York Collateral.............................    16

  V.      Conditions Precedent to the Bank's Obligations.........    16
          5.1    Documents to be Delivered by the Borrower
                 at Closing......................................    16
          5.2    Conditions Precedent to Making Revolving
                 Line of Credit Loans............................    17

 VI.      Affirmative Covenants of the Borrower..................    18
          6.1    Use of Proceeds.................................    18
          6.2    Financial Statements............................    18
          6.3    Ordinary Course of Business; Records............    19
          6.4    Information for the Bank........................    19
          6.5    Insurance.......................................    19
          6.6    Maintenance.....................................    20
          6.7    Taxes...........................................    20

                                      (i)


          6.8    Leases..........................................    20
          6.9    Corporate Existence; Certain Rights; Laws.......    21
          6.10   Notice of Litigation or Other Proceedings.......    21
          6.11   Indebtedness....................................    21
          6.12   Notice of Events of Default.....................    21
          6.13   ERISA...........................................    21
          6.14   Deposit Accounts................................    22
          6.15   Management......................................    22
          6.16   Financial Covenants.............................    22
          6.17   Compliance with Environmental Laws..............    22
          6.18   Further Actions.................................    22
          6.19   Subsidiary......................................    22
          6.20   Change of Name..................................    22
          6.21   JLJ Indebtedness................................    23

VII.      Negative Covenants.....................................    23
          7.1    Fundamental Corporate Changes...................    23
          7.2    Indebtedness....................................    23
          7.3    Encumbrances....................................    23
          7.4    Guaranties......................................    24
          7.5    Sales and Lease-Backs...........................    24
          7.6    Loans, Investments..............................    24
          7.7    Change in Business..............................    24
          7.8    Capital Expenditures............................    24
          7.9    Sale or Discount of Receivables.................    24
          7.10   Prepayment of Indebtedness......................    25
          7.11   ERISA...........................................    25
          7.12   Restricted Payments.............................    25
          7.13   Compliance with Federal Reserve Board
                 Regulations.....................................    25
          7.14   Indebtedness with JLJ Capital...................    25

VIII.     Events of Default......................................    26
          8.1    Borrower's Failure to Pay.......................    26
          8.2    Breach of Covenants or Conditions...............    26
          8.3    Defaults in Other Agreements....................    26
          8.4    Agreements Invalid..............................    26
          8.5    False Warranties; Breach of Representations.....    27
          8.6    Judgments.......................................    27
          8.7    Bankruptcy or Insolvency of the Borrower........    27
          8.8    Control.........................................    28
          8.9    Material Adverse Change.........................    28

 IX.      Remedies...............................................    28
          9.1    Further Advances; Acceleration; Setoff..........    28
          9.2    Further Remedies; Confession of Judgment........    29

  X.      Miscellaneous..........................................    30
          10.1   Remedies Cumulative; No Waiver..................    30
          10.2   Notices.........................................    30
          10.3   Costs, Expenses and Attorneys' Fees.............    31
          10.4   Survival of Covenants...........................    31
          10.5   Counterparts; Effectiveness.....................    31
          10.6   Headings........................................    31
          10.7   Payment Due On A Day Other Than A
                 Business Day....................................    31

                                     (ii)

         10.8    Judicial Proceedings............................    32
         10.9    Governing Law...................................    32
         10.10   Integration.....................................    32
         10.11   Amendment and Waiver............................    32
         10.12   Successors and Assigns..........................    32
         10.13   Severability of Provisions......................    33
         10.14   Consent to Jurisdiction and Service of
                 Process.........................................    33
         10.15   Indemnification.................................    33

                                     (iii)

                                 LOAN AGREEMENT
                                 --------------

     THIS LOAN AGREEMENT ("Agreement"), dated as of June 21, 1995 is between MELLON BANK, N.A., a national banking association (the "Bank"), and SCANFORMS, INC., a Delaware corporation (the "Borrower").

                                  BACKGROUND
                                  ----------

     The Bank and the Borrower desire to set forth the terms and conditions under which the Bank will make available to the Borrower certain credit facilities to be used for the purposes specified in this Agreement. Accordingly, the Bank and the Borrower, each intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Terms used herein without definition that are defined in the Uniform Commercial Code shall have the meanings ascribed to them therein, unless the context requires otherwise. The following terms shall have the following meanings in this Agreement:

     "Account" shall have the meaning given to that term in the Uniform Commercial Code and, in addition, shall include any right to payment for goods sold or leased or services rendered which is evidenced by an instrument or chattel paper.

     "Affiliate" shall mean any Subsidiary of the Borrower and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Borrower. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

     "Agreement" shall mean this agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

     "Bank" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

     "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

     "Borrowing Base" shall mean, at any time, a dollar amount equal to the sum of the following amounts as they exist at that time:

          (a) eighty percent (80%) of all Qualified Accounts; and

          (b) fifty percent (50%) of all Qualified Inventory valued in accordance with GAAP, provided that not more than $500,000 of the Borrowing Base shall consist of Qualified Inventory.

     "Business Day" shall mean any day upon which the Bank is open for business at its main office in Pittsburgh, Pennsylvania.

     "Capital Lease" shall mean any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

     "Capital Lease Obligation" shall mean the amount of the liability which, according to GAAP, should be capitalized or disclosed with respect to a Capital Lease.

     "Closing" shall mean the execution and delivery to the Bank of all of the documents and instruments required by the terms of this Agreement and the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the Closing takes place.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall have the meaning set forth in the Security Agreement.

     "Encumbrance" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person.

     "Environmental Laws" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601, et seq., the
                                                                 -- ---
Federal Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.,
                                                                      -- ---
the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801, et seq., all
                                                                   -- ---
other federal, state and local environmental or health laws applicable to the Borrower or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

     "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in Article VIII of this Agreement.

     "Financial Statements" shall have the meaning set forth in Section 4.4(a) of this Agreement.

     "GAAP" shall mean generally accepted accounting principles, as in effect at the time of application to the provisions hereof, and consistently applied.

     "Guarantor" shall mean any Person who guarantees the payment and performance of all or any part of the Obligations.

     "Guaranty" shall mean any guaranty or agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

     "Hazardous Materials" shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

     "Indebtedness" shall mean any obligation for borrowed money, including, without limitation:

          (a) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business;

          (b) any Capital Lease Obligation; and

          (c) any reimbursement obligations and other obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, or any forward sale or purchase agreement for foreign currencies.

     "Judgment" shall have the meaning set forth in Section 8.6 of this Agreement.

     "Loan Documents" shall mean this Agreement, the Security Agreement, the Mortgage, the Notes, and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time.

     "Loans" shall mean the Revolving Line of Credit Loans, the Term Loan and the Real Estate Loan.

     "Mortgage" shall mean a mortgage, dated the same day as this Agreement, in form and substance satisfactory to the Bank, by which the Borrower shall grant to the Bank a mortgage lien on real property located at 181 Rittenhouse Circle, Bristol, Pennsylvania, as required pursuant to Article III of this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time..

     "Notes" shall mean the Real Estate Loan Note and the Revolving Line of Credit Note, and all replacements, amendments, extensions and renewals thereof.

     "Obligations" shall mean the obligations of the Borrower:

          (a) To pay the principal, interest, commitment fees and any other liabilities of the Borrower to the Bank under this Agreement and the other Loan Documents in accordance with the terms thereof;

          (b) To satisfy all of the other direct or indirect liabilities of the Borrower to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

          (c) To repay the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral; and

          (d) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including all amounts payable under Section 10.3 hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

     "Prime Rate" shall mean the floating annual rate of interest that is designated from time to time by the Bank as the "Prime Rate" and is used by the Bank as a reference based with respect to interest rates charged to borrowers. The determination and statement of the Prime Rate shall not in any way preclude the Bank from making loans to other borrowers at rates which are higher or lower than the Prime Rate.

     "Qualified Account" shall mean each Account which meets all of the following criteria:

          (a) The Account arose from a bona fide outright sale of goods by the Borrower, or for services performed by the Borrower, under an enforceable contract, within the United States for a Person located within the United States (or elsewhere if accompanied by an irrevocable letter of credit reasonably acceptable to the Bank issued in favor of the Borrower at the request of such Person), and such goods have been shipped to the appropriate account debtor, or the sale has otherwise been consummated, or the services have been performed for the appropriate account debtor in accordance with such contract;

          (b) The title of the Borrower to the Account, and, except as to the account debtor, to any goods to be sold or leased in connection with the Account, is absolute and is not subject to any prior assignment or Encumbrance;

          (c) The amount of the Account shown on the books of the Borrower and on any invoice or statement delivered to the Bank is owing to the Borrower and no partial payment has been made thereon by any Person;

          (d) The Account is not a contra account and is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

          (e) The Account is not an account that the Bank, in its discretion, has reasonably and in good faith determined does not constitute a Qualified Account in whole or in part, as described in a notice of such determination given by the Bank to the Borrower;

          (f) The account debtor has not returned or refused to accept or retain any of the goods or services from the sale or furnishing of which the Account arose;

          (g) The Account is due and payable not more than thirty (30) days from the date of the invoice therefor;

          (h) The age of the Account, calculated from the date of the invoice therefor, is not more than ninety (90) days;

          (i) Not more than fifty percent (50%) of all Accounts payable to the Borrower by the account debtor are older than ninety (90) days from the invoice date.

          (j) The Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that Account to the Bank void or unenforceable;

          (k) The Borrower has not received any note, trade acceptance, draft or other instrument or chattel paper with respect to or in payment of the Account, and, if any such instrument is received, the Borrower will immediately notify the Bank and at the latter's request, endorse or assign and deliver the same to the Bank;

          (l) The Borrower has not received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor;

          (m) The account debtor is not an Affiliate of the Borrower; and

          (n) The Account shall be netted against eighty percent (80%) of any customer deposits with the Borrower.

     "Qualified Inventory" shall mean inventory of the Borrower which meets all of the following criteria:

          (a) The inventory consists of raw paper stock and does not include any work-in-process;

          (b) The inventory is readily saleable in a bona fide arm's length transaction, or is usable, in the ordinary course of business of the Borrower;

          (c) The title of the Borrower to the inventory is absolute and is not subject to any prior assignment or Encumbrance, except the security interest of the Bank; and

          (d) If the inventory is located on leased premises, a landlord's waiver satisfactory in form and substance to the Bank shall have been delivered to the Bank for such premises.

     "Real Estate Loan" shall mean the loan made by the Bank to the Borrower pursuant to Section 2.2 hereof.

     "Real Estate Loan Note" shall have the meaning set forth in Section 2.2 of this Agreement, together with all replacements, amendments and renewals thereof.

     "Revolving Line of Credit" shall mean the line of credit from the Bank to the Borrower established pursuant to Section 2.1 of this Agreement.

     "Revolving Line of Credit Commitment" shall have the meaning set forth in
Section 2.1 of this Agreement.

     "Revolving Line of Credit Loans" shall mean the loans made by the Bank to the Borrower pursuant to the Line of Credit.

     "Revolving Line of Credit Note" shall have the meaning set forth in Section
2.1 of this Agreement, together with all replacements, amendments and renewals thereof.

     "Security Agreement" shall mean the agreement between the Borrower as debtor and the Bank as secured party, dated the same date as this Agreement, in form and substance satisfactory to the Bank, by which the Borrower shall grant security interests in certain of its assets to the Bank, as required pursuant to
Article III hereof, together with all amendments, modifications, exhibits, and schedules thereto as may be in effect from time to time.

     "Subsidiary" shall mean, as to any designated corporation, any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors, are at the time owned by the designated corporation.

     "Termination Date" shall have the meaning set forth in Section 2.1 of this Agreement.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code of Pennsylvania as codified at 13 Pa. C.S.A. (S)101 et seq., as in effect on the
                                                 -- ---
date of this Agreement.


                                   ARTICLE II
                             CREDIT ACCOMMODATIONS
                             ---------------------

     2.1  The Revolving Line of Credit.  The Bank shall make available to the
          ----------------------------
Borrower, commencing on the Closing Date, a Revolving Line of Credit in the maximum principal amount of $2,500,000 (the "Revolving Line of Credit Commitment"), upon the terms and conditions set forth herein, provided that the Borrower may permanently reduce the Revolving Line of Credit Commitment by written notice to the Bank.

          (a) Generally.  At any time and from time to time during the period
              ---------
commencing on the Closing Date and ending on June 21, 2000 (the "Termination Date"), upon the request of the Borrower, the Bank shall provide to the Borrower a loan or loans in multiples of One Thousand Dollars ($1,000), which shall be used by the Borrower for working capital. The Borrower may use the Revolving Line of Credit during the period referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement. The aggregate outstanding principal under the Revolving Line of Credit at any time shall not exceed the lesser of (i) the Revolving Line of Credit Commitment or (ii) the Borrowing Base at that time. If, at any time, the aggregate outstanding principal under the Revolving Line of Credit exceeds the Borrowing Base, then, without any requirement of demand or notice from the Bank, the Borrower shall immediately pay to the Bank the amount of such excess. Upon the Termination Date, unless the same has been extended by written agreement between the Bank and the Borrower, the Bank's commitment to make Revolving Line of Credit Loans shall terminate, all Revolving Line of Credit Loans shall immediately mature and all Obligations under the Revolving Line of Credit Loans shall be immediately due and payable in full.

          (b) Letters of Credit.
              -----------------

              (1)  Generally.  In addition to making loans to the Borrower under
                   ---------
the Revolving Line of Credit as provided in Section 2.1(a) hereof, the Bank shall, upon the request of the Borrower and subject to the terms of this Agreement, also issue one or more letters of credit ("Letters of Credit") for the account of the Borrower, in an aggregate face amount at any one time outstanding not to exceed the amount of $1,000,000. All amounts drawn under Letters of Credit shall be deemed to be loans made under the Revolving Line of Credit and evidenced by the Revolving Line of Credit Note, and the amount available to be borrowed under the Revolving Line of Credit shall be reduced by the aggregate amounts drawn and available to be drawn at any time under all outstanding Letters of Credit. In no event shall the aggregate amount available to be drawn on all outstanding Letters of Credit plus the outstanding principal balance of Revolving Line of Credit Loans exceed the Revolving Line of Credit Commitment. The duration of any Letters of Credit shall not extend beyond the Termination Date without the written consent of the Bank.

              (2)  Issuance of Letters of Credit.  Subject to the provisions of
                   -----------------------------
Section 2.1(b)(1), the Bank shall issue Letters of Credit for the account of the Borrower, provided that the Borrower (i) provides a written request for each such Letter of Credit specifying the terms thereof, including, without limitation, the amount and the name and address of the beneficiary of such Letter of Credit; (ii) executes and delivers to the Bank an application for each such Letter of Credit pursuant to the form provided for such purpose by the Bank; and (iii) executes and delivers to the Bank such other documents and instruments which the Bank, in its sole and absolute discretion, deems reasonable and necessary. The Borrower shall pay to the Bank all customary transaction fees required by the Bank in connection with the issuance of each Letter of Credit hereunder, including, without limitation, the Bank's standard remittance, transfer and issuance fees, which fees may be deducted by the Bank from the Borrower's account as such fees are incurred.

          (c) Interest.  Interest shall accrue on all loans outstanding under
              --------
the Revolving Line of Credit at an annual rate equal at all times to the Prime Rate. Interest on the aggregate outstanding principal under the Revolving Line of Credit shall be payable monthly on the first day of each month commencing with the month immediately following that in which the first advance under the Revolving Line of Credit is made, and shall change simultaneously and automatically upon any change in the Prime Rate.

          (d) Revolving Line of Credit Note.  The obligations of the Borrower to
              -----------------------------
repay the aggregate outstanding principal under the Revolving Line of Credit and to pay accrued interest thereon shall be evidenced by a promissory note, in form and substance satisfactory to the Bank, to be executed and delivered to the Bank concurrently with the execution and delivery of this Agreement (the "Revolving Line of Credit Note").

          (e) Unused Commitment Fees.  In addition to the interest payable by
              ----------------------
the Borrower to the Bank in respect of the Revolving Line of Credit Loans, the Borrower shall pay an unused commitment fee equal to one eighth of one percent (1/8%) of the amount of the unused portion of the Revolving Line of Credit Commitment. Such amount shall be payable on a quarterly basis commencing the first business day of August, 1995.

          (f) Structuring Fee.  The Borrower agrees to pay a structuring fee
              ---------------
equal to $20,000 payable on or prior to the Closing Date.

     2.2  Real Estate Loan.
          ----------------

          (a) Generally.  The Bank shall make available to the Borrower on the
              ---------
Closing Date a term loan ("Real Estate Loan") of $2,500,000, a portion the proceeds of which shall be used to refinance existing mortgage debt with respect to the Property located at 181 Rittenhouse Circle, Bristol, Pennsylvania (the "Property") and the balance to be used for working capital. The Borrower shall repay the outstanding principal of the Real Estate Loan in sixty (60) consecutive, monthly installments of $13,888.89 (based upon a fifteen-year amortization) on the first day of each month beginning August 1, 1995.

          (b) Interest.  At the Borrower's election made in writing to the Bank
              --------
on or before the Closing Date, interest shall accrue on the outstanding principal of the Real Estate Loan at either (i) an annual rate equal at all times to one-quarter of one percent (1/4%) in excess of the Prime Rate, which rate shall change simultaneously and automatically upon each change in the Bank's Prime Rate, or (ii) a fixed rate quoted by the Bank to the Borrower on the Closing Date. Interest shall be payable monthly on the first day of each month beginning August 1, 1995. The Bank agrees to make available Fixed Rates upon the request of the Borrower.

          (c) Real Estate Loan Note.  The obligations of the Borrower to repay
              ---------------------
the aggregate outstanding principal under the Real Estate Loan and to pay accrued interest thereon shall be evidenced by a promissory note, in form and substance satisfactory to the Bank, to be executed and delivered to the Bank concurrently with the execution and delivery of this Agreement (the "Real Estate Loan Note").

     2.3  Payments and Computations.  All amounts payable by the Borrower to the
          -------------------------
Bank under this Agreement or the Notes shall be paid directly to the Bank in immediately available funds at the address of the Bank set forth in Section 10.2 hereof or at such other address of which the Bank shall give notice to the Borrower pursuant to Section 10.2 hereof. Notwithstanding anything set forth herein to the contrary, the Borrower hereby authorizes the Bank to charge any account of the Borrower at the Bank for any payment due by the Borrower under this Agreement or any of the Notes. All computations of interest hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days elapsed. All payments under each of the Notes shall be applied first to the payment of interest due and payable thereunder and then to the reduction of the outstanding principal balance thereof.

     2.4  Borrowing.  The Borrower shall notify the Bank of each proposed
          ---------
borrowing under the Revolving Line of Credit not later than 2:00 p.m., Philadelphia, Pennsylvania time on the day of the proposed borrowing.

     2.5  Prepayment and Repayment.  Prepayment of any amounts of principal
          ------------------------
of the Real Estate Loan accruing interest at a fixed rate shall not be permitted unless accompanied by the following prepayment premium:

            The amount of the prepayment charge shall equal the difference between (i) the aggregate amount of interest which would otherwise have been payable on such prepaid amount from the date of prepayment to the date when such prepaid amount was due and (ii) the aggregate amount of interest which the Bank would earn if such prepaid amount were invested at the Treasury Security Yield from the date of prepayment to the date when such prepaid amount was due, which difference in interest earning shall be discounted to present value at the Treasury Security Yield. The term "Treasury Security Yield" means the bond equivalent yield to maturity available in the secondary market on a Treasury Security with a maturity as close as possible to the scheduled maturity of the prepaid amount and a coupon as close as possible to the bond equivalent yield. The Bank's determination of the amount of any prepayment penalty will be conclusive and binding absent manifest error, however, Bank will permit the Borrower to rebut such amounts if it does so in writing, with appropriate evidence thereof, within five (5) days from the date of notification by Bank.

Except as expressly set forth above, the Borrower may make payments and prepayments of the Loans in whole or in part at any time and from time to time without penalty or premium upon notification to the Bank not later than 2:00 p.m. Philadelphia, Pennsylvania time on the date of the proposed payment or prepayment. All prepayments of the outstanding principal shall be applied to installments of principal due thereunder in the inverse order of their maturity.

     2.6  Requirements of Law.  In the event that after the date hereof, any
          -------------------
change in any law, regulation or treaty or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

          (a) subjects or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the loans made hereunder, or changes the basis of taxation of payments to the Bank of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income, gross receipts or franchise tax of the Bank);

          (b) imposes, modifies or holds or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;

          (c) imposes or shall impose on the Bank any other condition;

and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereunder then, in any such case, the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Bank shall be conclusive in the absence of manifest error, provided that the Bank shall make such determination and demand in a manner consistent with the application of similar provisions to other borrowers of the Bank similarly situated to the Borrower.

                                  ARTICLE III
                                  -----------

                                   SECURITY
                                   --------

     3.1  Security Documents.  As security for the prompt payment, performance,
          ------------------
satisfaction and discharge when due of all the Obligations, the Borrower shall execute and deliver or shall cause to be executed and delivered to the Bank, concurrently with the execution of this Agreement, the Security Agreement and the Mortgage.
                                  ARTICLE IV
                                  ----------

                REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                ----------------------------------------------

     In order to induce the Bank to execute and deliver this Agreement and to make the Loans available to the Borrower, the Borrower represents and warrants to the Bank that, as of the date hereof:

     4.1  Good Standing of the Borrower; Authorization.  The Borrower is duly
          --------------------------------------------
incorporated, organized and existing and in good standing in the [State of Delaware] and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted and where failure to qualify would have a material adverse effect on the Borrower. The execution, delivery and performance of this Agreement, and the Loan Documents have been duly authorized by all necessary corporate proceedings on the part of the Borrower.

     4.2  Compliance with Laws and Other Agreements.  The Borrower is in
          -----------------------------------------
compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements (including, without limitation, ERISA, The Code, Environmental Laws, rules and regulations thereunder) which affect in any material way the Borrower, its assets or the operation of its business and where non-compliance would have a material adverse effect on the Borrower and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any material violation or claim of a material violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.

     4.3  No Conflict; Governmental Approvals.  The execution, delivery, and
          -----------------------------------
performance of this Agreement and each of the Loan Documents will not (i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement applicable to the

Borrower, or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Borrower. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Bank on or before the Closing Date).

     4.4  Financial and Other Information Regarding Borrower.
          --------------------------------------------------

          (a) The Borrower has delivered to the Bank true, correct and complete copies of the balance sheets of the Borrower as of October 2, 1994, and related statements of income for the period then ended, together with notes thereto and the unqualified opinion thereon, dated October 2, 1994 of Grant Thorton, and true and correct copies of the quarterly financial statements of the Borrower as of April 2, 1995 inclusive of the balance sheet related statement of income for the period then ended. Those financial statements ("Financial Statements") present fairly the financial position of the Borrower as of October 2, 1994, and the results of the operations of the Borrower for the period then ended in conformity with GAAP, subject, in the case of the April 2, 1995 Financial Statements to normal year-end adjustments.

          (b) The Borrower has no Indebtedness other than as shown in the most recent Financial Statements and as permitted by Section 7.2(b) and 7.2(c) hereof.

          (c) The Borrower has no "investment" (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person, other than as shown in the most recent Financial Statements.

     4.5  Taxes.  The Borrower is not delinquent in payment of any income,
          -----
property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by the Borrower and for which appropriate reserves have been established in accordance with GAAP.

     4.6  Encumbrances and Guaranties.
          ---------------------------

          (a) All properties and assets of the Borrower are owned by the Borrower free and clear of all Encumbrances except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 4.5 of this Agreement; (ii) those not arising in connection with Indebtedness that do not materially impair the use or value of the properties or assets of the Borrower in the conduct of its businesses; (iii) Encumbrances whose release and termination is evidenced by the Borrower's delivery to the Bank of appropriate documents on the Closing Date; (iv) the Loan Documents and Encumbrances otherwise permitted under the Security Agreement and the Mortgages; and (v) Encumbrances disclosed in the most recent Financial Statements; and (vi) Encumbrances permitted by Sections 7.3(b) and 7.3(f).

          (b) The Borrower is not obligated under any Guaranty.

     4.7  Material Adverse Changes.  Since April 2, 1995, there has not been any
          ------------------------
material adverse change in the business, operations, properties or financial position of the Borrower. The Borrower does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects, or, so far as the Borrower can now reasonably foresee, will materially adversely affect, the business, operations, properties or financial position of the Borrower or the performance by the Borrower of its obligations under this Agreement and the other Loan Documents.

     4.8  Margin Securities.  The assets of the Borrower do not include any
          -----------------
"margin securities" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), and the Borrower does not have any present intention of acquiring any margin security.

     4.9  ERISA.  The provisions of each employee benefit plan as defined in
          -----
Section 3(3) of ERISA ("Plan") maintained by the Borrower complies in all material respects with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no material Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could have a material adverse effect on the financial condition of the Borrower; and there are no unfunded liabilities with respect to any Plan which are not disclosed in the Financial Statements.

     4.10 Pending Litigation.  There are no actions, suits, proceedings or
          ------------------
investigations pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower, before any court, arbitrator or administrative or governmental body which, in the aggregate, are reasonably likely to adversely affect any action taken or to be taken by the Borrower under this Agreement and the other Loan Documents or which, in the aggregate, are reasonably likely to materially adversely affect the business, operations, properties or financial position of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents.

     4.11 Valid, Binding and Enforceable. This Agreement and the Loan Documents
          ------------------------------
have been duly and validly executed and delivered by the parties thereto (other than the Bank) and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

     4.12 Priority of Mortgage.  The Mortgage, when recorded in the office of
          --------------------
the Recorder of Deeds of Bucks County, Pennsylvania will create a valid first mortgage lien on the real property described therein.

     4.13 Priority of Security Interests.  The Security Agreement, upon the
          ------------------------------
filing of financing statements in the appropriate governmental offices, will create valid first perfected security interests in the personal property of the Borrower described therein as collateral for all the Obligations subject to no prior Encumbrances, except as permitted by Section 7.3 hereof.

     4.14 Environmental Matters.
          ---------------------

          (a) The Borrower has performed all of its material obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws.

          (b) The Borrower has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and the Borrower has no knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by the Borrower.

          (c) To the best of the Borrower's knowledge, after reasonable inquiry, no real property owned or occupied by the Borrower has ever been used, either by the Borrower or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in material violation of any applicable Environmental Laws.

          (d) To the best of the Borrower's knowledge, after due inspection, there are no Hazardous Materials within, on or under any real property owned or occupied by the Borrower in material violation of any applicable Environmental Laws.

     4.15 No Untrue Statements.  Neither this Agreement, the Loan Documents nor
          --------------------
any other document, certificate or statement furnished or to be furnished by the Borrower or by any other party to the Bank in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     4.16 New York Collateral.  The value of all assets of the Borrower located
          -------------------
in the State of New York does not exceed the amount of $10,000.

                                   ARTICLE V
                CONDITIONS PRECEDENT TO THE BANK'S OBLIGATIONS
                ----------------------------------------------

     The Bank's obligations hereunder are conditioned upon the satisfaction by the Borrower of the following conditions precedent:

     5.1  Documents to be Delivered by the Borrower at Closing.  The Borrower
          ----------------------------------------------------
shall deliver or cause to be delivered to the Bank at the Closing the following:

          (a) This Agreement duly executed by the Borrower;

          (b) The Notes duly executed by the Borrower;

          (c) The Security Agreement duly executed by the Borrower, together with such Uniform Commercial Code financing statements and other documents as the Bank may reasonably require to be executed by the Borrower;

          (d) The Mortgage duly executed by the Borrower and acknowledged, in form suitable for recording;

          (e) Evidence of the Borrower's having complied with those covenants regarding insurance as are contained in this Agreement and the other Loan Documents;

          (f) A certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date including (i) resolutions duly adopted by the Borrower authorizing the transactions under the Loan Documents; (ii) a copy of the by-laws of the Borrower; (iii) evidence of the incumbency and signature of the officers executing on its behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary or Assistant Secretary; (iv) a copy, certified by the Delaware Secretary of State, as of the most recent date practicable, of the Borrower's Articles and Certificate of Incorporation, together with the certification of the Secretary or Assistant Secretary of the Borrower as of the Closing Date that such Articles and Certificate of Incorporation have not been amended since the date of the aforesaid certification by the Secretary of State; and (v) certificates of authority or good standing for the Borrower from its jurisdiction of incorporation and any other jurisdiction where the Borrower is qualified to do business;

          (g) A copy of each and every authorization, permit, consent, and approval of and other action by, and notice to and filing with, every governmental authority and regulatory body which is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement and the other Loan Documents;

          (h) Policies of title insurance issued by a title company satisfactory to the Bank insuring the Mortgage, as a valid first mortgage lien, subject only to exceptions approved by the Bank;

          (i) Satisfactory field examination to be paid for by the Borrower, performed by the Bank or its designee the results of which shall be satisfactory, in the sole discretion of the Bank;

          (j) The opinion of Wolf, Block, Schorr & Solis-Cohen dated as of Closing Date, in form and substance reasonably satisfactory to the Bank and its counsel; and

          (k) Appraisals of real estate, in form and substance satisfactory to the Bank in its sole discretion and by an appraiser satisfactory to the Bank;

          (l) Satisfactory review by the Bank in its sole discretion of a detailed listing of the equipment located at the Property;

          (m) Satisfactory review of a Phase I environmental assessment (to be paid for by the Borrower), by an environmental assessment company engaged by the Bank; and

          (n) Pay-off and Estoppel certificates from Fleet Bank and delivery of appropriate UCC-3 Termination Statements in form and substance satisfactory to the Bank.

     5.2  Conditions Precedent to Making Revolving Line of Credit Loans.  The
          -------------------------------------------------------------
Bank shall not be obligated to make any Revolving Line of Credit Loans hereunder unless:

          (a) As of the date of the proposed advance, no Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

          (b) The representations and warranties contained in Article IV are true and correct on the date of the proposed advance, except that the representations and warranties in Section 4.4 shall refer to the financial statements most recently supplied to the Bank pursuant to Section 6.2 of this Agreement; and

          (c) No material adverse change has occurred in the financial condition of the Borrower since the date hereof; and

          (d) The Borrower has delivered to the Bank, upon the Bank's request, a certificate executed on the Borrower's behalf by the chief executive officer or chief financial officer of the Borrower confirming the statements made in paragraphs (a), (b), and (c) above.


                                  ARTICLE VI
                     AFFIRMATIVE COVENANTS OF THE BORROWER
                     -------------------------------------

     The Borrower hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, unless the Bank shall otherwise consent in writing, the Borrower shall do the following:

     6.1  Use of Proceeds.  Use the proceeds of the borrowings hereunder only
          ---------------
for the purposes specified in Sections 2.1 and 2.2 of this Agreement.

     6.2  Financial Statements.  Furnish to the Bank:
          --------------------

          (a) within ninety days after the end of each fiscal year, financial statements of the Borrower, including a balance sheet, statement of income, statement of cash flows and such other financial statements of the Borrower in such detail as the Bank may reasonably request. Such financial statements shall present fairly the financial condition of the Borrower as of the close of such year and the results of its operations and its cash flows during such year, in accordance with GAAP, and shall be audited and accompanied by the opinion, satisfactory in form and substance to the Bank, of an independent public accountant acceptable to the Bank (it being understood that the Borrower's current accountant or any "Big 6" accounting firm, or any certified public accounting firm permitted to issue unqualified opinions to the Securities and Exchange Commission, is acceptable to the Bank), and a certificate signed by such accountant to the effect that such accountant does not know of any Event of Default specified in Article VIII hereof, or of the occurrence and continuance of any event which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, or, if such accountant shall have obtained knowledge of any such Event of Default or other event, specifying the nature thereof;

          (b) within forty-five days after the end of each fiscal quarter, a balance sheet, statement of income, statement of cash flows and such other financial statements in such detail as the Bank may reasonably request, which shall present fairly the financial position of the Borrower as of the end of such quarter and the results of its operations and a statement of cash flows during such quarter, in accordance with GAAP, certified by the chief financial officer of the Borrower, and the additional certification executed on the Borrower's behalf by the chief financial officer of the Borrower to the effect that he knows of no Event of Default specified in Article VIII hereof, or of the occurrence and continuance of any Event which with the giving of notice or lapse of time or both would constitute such an Event of Default;

          (c) within twenty-five (25) business days after the end of each month, a certificate in form reasonably satisfactory to the Bank executed on the Borrower's behalf by the chief financial officer or the controller of the Borrower as to the amounts of the Qualified Accounts, Qualified Inventory, Borrowing Base, outstanding principal of Revolving Line of Credit Loans and availability under the Revolving Line of Credit as of the end of that month (inclusive of accounts receivable and accounts payable agings, and an inventory report for such month);

          (d) concurrent with the delivery of the financial statements set forth in Section 6.2(a), pro forma financial statements of the Borrower for such upcoming year categorized monthly, and in such detail as the Bank shall reasonably request.

     6.3  Ordinary Course of Business; Records.  Conduct its business only in
          ------------------------------------
the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

     6.4  Information for the Bank.  Make available during normal business hours
          ------------------------
and upon reasonable prior notice for inspection by the Bank or its designated representatives any of its books and records when reasonably requested by the Bank to do so, and furnish the Bank any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after the Bank gives notice of its request therefor. In particular, and without limiting the foregoing, the Borrower shall permit, during normal business hours and upon reasonable prior notice, representatives of the Bank's Audit Department to make such periodic inspections of the Borrower's books, records and assets as such representatives deem necessary and proper.

     6.5  Insurance.  Carry at all times in financially sound and reputable
          ---------
insurers: (a) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction; (b) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it; (c) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by it; (d) hazard insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated, including, without limitation, fire (flood, if applicable) and extended coverage; and (e) such other insurance as the Bank may from time to time reasonably require, and pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. The insurance specified in Subsections (b), (c) and (d) shall be maintained in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated. The Borrower shall from time to time, upon request by the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance satisfactory to the Bank, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Bank may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. The Borrower shall cause each hazard insurance policy to provide, and the insurer issuing each such policy to certify to the Bank, that (a) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Bank and such cancellation or change shall not be effective for 30 days after receipt by the Bank of such notice, unless the effect of such change is to extend or increase coverage under the policy; (b) the Bank shall be named as lender loss payee with respect to personal property and mortgagee with respect to real property; and (c) the Bank will have the right, at its election, to remedy any default in the payment of premiums within 30 days of notice from the insurer of such default. The foregoing covenants regarding insurance are in addition to, and not intended to supersede, those covenants regarding insurance set forth in the Security Agreement. In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the Security Agreement regarding the insuring of Collateral, the provisions of the Security Agreement with respect thereto shall govern.

     6.6  Maintenance.  Maintain its equipment, real property and other
          -----------
properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

     6.7  Taxes.  Pay all taxes, assessments, charges and levies imposed upon it
          -----
or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to the Bank if the Bank so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books; provided, however, that the Borrower shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.

     6.8  Leases.  Pay all rent or other sums required by every lease to which
          ------
the Borrower is a party as the same becomes due and payable, perform all its obligations as tenant or lessee thereunder where failure to do so would have a material adverse effect on the Borrower, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

     6.9  Corporate Existence; Certain Rights; Laws.  Do all things necessary to
          -----------------------------------------
preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises of the Borrower and comply with all present and future laws, ordinances, rules, regulations judgments, orders and decrees which affect in any material way the Borrower, its assets or the operation of its business.

     6.10 Notice of Litigation or Other Proceedings.  Give prompt notice to the
          -----------------------------------------
Bank of (i) the existence of any dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving the Borrower or (iii) the entry of any judgment, decree or order against or involving the Borrower, any of which are reasonably likely to materially and adversely affect the operation, financial condition, property or business of the Borrower or affect the enforceability of this Agreement or any of the other Loan Documents.

     6.11 Indebtedness.  Pay or cause to be paid when due (or within applicable
          ------------
grace periods) all Indebtedness of the Borrower.

     6.12 Notice of Events of Default.  Give immediate notice to the Bank if the
          ---------------------------
Borrower becomes aware of the occurrence of any Event of Default, or of any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default, or of the failure of the Borrower to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other loan Documents.

     6.13 ERISA.  Maintain each Plan in material compliance with all applicable
          -----
requirements of ERISA, the Code and all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten Business Days) after the Borrower receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after the Borrower has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after the Borrower has provided a notice of intent to terminate to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan termination under Section 4041(c) of ERISA, a certificate of the chief executive officer of the Borrower shall be furnished to the Bank setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of the Borrower's notice of intent to terminate, as the case may be.

     6.14 Deposit Accounts.  Use the Bank as its primary depository institution
          ----------------
to the extent reasonably feasible unless otherwise agreed in writing by the Bank; and notify the Bank, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other banks and other financial institutions.

     6.15 Management.  Furnish to Bank within five (5) days of any election or
          ----------
appointment of officers or directors, written notice of any change in the persons who from time to time become officers and directors of Borrower.

     6.16 Financial Covenants.  Observe the financial covenants set forth on
          -------------------
Schedule 6.16 attached hereto and made a part hereof.

     6.17 Compliance with Environmental Laws.  Comply in all material respects
          ----------------------------------
with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

     6.18 Further Actions.  Cooperate and join with the Bank, at its own
          ---------------
expense, in taking all such further actions as the Bank, in its sole judgment (which shall be reasonably exercised), shall deem necessary to effectuate the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to the Bank pursuant to the Loan Documents, including, without limitation, the execution, delivery and filing of financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Bank, and the notation of Encumbrances in favor of the Bank on certificates of title.

     6.19 Subsidiary.  Provide written notice to the Bank thirty (30) days prior
          ----------
to the acquisition of any Subsidiary and cooperate with the

Bank in taking such action as the Bank deems necessary with respect to such Subsidiary, including, without limitation, causing such Subsidiary to join in and become bound by the provisions of this Agreement.

     6.20 Change of Name.  Provide written notice to the Bank thirty days prior
          --------------
to any change in its name and cooperate with the Bank in taking such action as the Bank deems necessary with respect to such name change, including, without limitation, executing additional UCC financing statements.

     6.21 JLJ Indebtedness.  Pay and fully discharge all Indebtedness described
          ----------------
in Section 7.14 hereof, and cause all liens relating thereto to be released, on or before September 30, 1995.

                                  ARTICLE VII
                              NEGATIVE COVENANTS
                              ------------------

     The Borrower hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations, it will not do any one or more of the following without first obtaining the written consent of the Bank:

     7.1  Fundamental Corporate Changes.
          -----------------------------

          (a) Enter into or effect any merger, consolidation, share exchange, division, conversion, reclassification, recapitalization, reorganization or other transaction of like effect, or dissolve; or

          (b) Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets or any significant product line or process.

     7.2  Indebtedness.  Incur, create, assume or have any Indebtedness except:
          ------------

          (a) The Loans;

          (b) Not more than $1,000,000 in purchase money indebtedness per year (inclusive of Capital Lease Obligations) and $2,000,000 in purchase money indebtedness (inclusive of Capital Lease Obligations) in the aggregate for the period commencing the Closing Date and ending on the Termination Date; and

          (c) Indebtedness set forth on Schedule 7.2(c).

     7.3  Encumbrances.  Create or allow any Encumbrances to be on or otherwise
          ------------
affect any of its property or assets except:

          (a) Encumbrances in favor of the Bank;

          (b) Encumbrances for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable;

          (c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance or other social security obligations;

          (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

          (f) Encumbrances securing Indebtedness permitted under Section 7.2(b) and 7.2(c), provided that (i) no other covenants of this Agreement are thereby violated and (ii) no equipment other than the equipment so acquired secures such Indebtedness;

          (g) Encumbrances, if any, otherwise expressly permitted by the Security Agreement or the Mortgage; and

          (h) Encumbrances disclosed in the Financial Statements.

     7.4  Guaranties.  Directly or indirectly make any Guaranty.
          ----------

     7.5  Sales and Lease-Backs.  Sell, transfer or otherwise dispose of any
          ---------------------
property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property.

     7.6  Loans, Investments.  Purchase, invest in, or make any loan in the
          ------------------
nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any Person, or make any loan or advance to or for the benefit of any Person (including, without limitation, Custom Data, Inc.) except for (i) short-term obligations of the Treasury of the United States of America; (ii) certificates of deposit issued by banks with shareholders' equity of at least $100,000,000; (iii) repurchase agreements not exceeding 29 days in duration issued by banks with shareholders' equity of at least $100,000,000;
(iv) notes and other instruments generally known as "commercial paper" which arise out of current transactions, which have maturities at the time of issuance thereof not exceeding nine months and which have, at the time of such purchase, investment or other acquisition, the highest credit rating of Standard & Poor's Corporation or Moody's Investors Service, Inc., (v) the note executed by Robert
A. Samans in favor of the Borrower in the original principal amount of $417,760, and (vi) an additional loan in the amount of $50,000 made by the Borrower to Robert A. Samans.

     7.7  Change in Business.  Discontinue any substantial part, or change the
          ------------------
nature of, the business of the Borrower, or enter into any new business unrelated to the present business conducted by the Borrower.

     7.8  Capital Expenditures.  Expend or become obligated to expend in excess
          --------------------
of $500,000 in the aggregate in the acquisition, improvement, replacement or refurbishment of fixed assets in any one fiscal year not financed with Indebtedness permitted pursuant to Section 7.2 hereof.

     7.9  Sale or Discount of Receivables.  Sell any notes receivable or
          -------------------------------
accounts receivable, with or without recourse.

     7.10 Prepayment of Indebtedness.  Make any voluntary prepayments of
          --------------------------
Indebtedness other than the Loans, provided that no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default) has occurred and is continuing.

     7.11 ERISA.
          -----

          (a) Terminate any Plan maintained by the Borrower to which Section 4021 of ERISA applies;

          (b) Allow the value of the Plan benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits;

          (c) Incur a withdrawal liability within the meaning of Section 4201 of ERISA.

     7.12 Restricted Payments.  Declare or pay any dividend, or make any
          -------------------
distributions of cash or property, to holders of any shares of its capital stock, or, directly or indirectly, redeem or otherwise acquire any such shares or any option, warrant or right to acquire any such shares; provided that the Borrower may declare and may pay dividends not exceeding fifty percent (50%) of Net Income (as defined in Schedule 6.16 hereto) after taxes during any fiscal year, provided no Event of Default (and no event which, with the giving of notice or passage of time, or both would become an Event of Default) has occurred and is continuing at the time of such declaration or payment and provided further that the payment of such dividend will not cause the occurrence of an Event of Default or any event which, with the giving of notice or passage of time, or both, would become an Event of Default.

     7.13 Compliance with Federal Reserve Board Regulations.  (i) Use any of the
          -------------------------------------------------
proceeds of the Loans, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), (ii) use any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of such Board (12 C.F.R.
224), or (iii) take or permit to be taken any other action which would result in the Loans or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

     7.14 Indebtedness with JLJ Capital.  Incur, create, assume any additional
          -----------------------------
Indebtedness with JLJ Capital, a division of J.L.J Financial Corporation, P.C. Leasing, a division of Phoenixcor, Inc. or The

Connecticut National Bank, as Trustee of Phoenixcor/LMSI unless and until the Borrower has paid to Phoenixcor, Inc. c/o The Connecticut National Bank all indebtedness evidenced by the promissory note dated September 21, 1990, in the original principal amount of $400,000 made by the Borrower in favor of JLJ Capital and Bank has received such UCC-3 termination statements as it may reasonably require in connection with such payoff, including UCC-3 termination statements terminating (i) UCC-1 financing statement number 18951593 filed with the Secretary of the Commonwealth of Pennsylvania on September 27, 1990, and
(ii) UCC-1 financing statement number 64417 filed with the recorder of deeds of Bucks County on September 28, 1990.

                                 ARTICLE VIII
                               EVENTS OF DEFAULT
                               -----------------

     An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

     8.1  Borrower's Failure to Pay.  The Borrower (i) fails to pay any amount
          -------------------------
of principal or interest as and when due, under this Agreement or any of the Loan Documents, whether upon stated maturity, acceleration, or otherwise and has not remedied and fully cured such failure to pay within five (5) Business Days after the date such payment is so due, provided that the Borrower shall be charged a late fee in the amount of two percent (2%) of the amount of any regularly scheduled payment (but not any accelerated payment) of principal or interest if not paid within ten (10) Business Days of the date such payment was due, or (ii) fails to pay any fees or sums or any other Obligation under this Agreement or any of the other Loan Documents and has not remedied and fully cured such failure within fifteen (15) Business Days after the Bank has given notice thereof to the Borrower.

     8.2  Breach of Covenants or Conditions.  The Borrower fails to perform or
          ---------------------------------
observe any term, covenant, agreement or condition in this Agreement or any of the other Loan Documents or is in violation of or non-compliance with any provision of this Agreement or any of the Loan Documents, and has not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within twenty (20) days after the Bank has given written notice thereof to the Borrower; provided, however, that during such twenty (20) day period the Bank's obligations to make further Loans to the Borrower shall be suspended.

     8.3  Defaults in Other Agreements.  The Borrower fails to perform or
          ----------------------------
observe any term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement applicable to the Borrower or by which it is bound involving a material liability in excess of $100,000 of the Borrower which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

     8.4  Agreements Invalid.  The validity, binding nature of, or
          ------------------
enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of the

Borrower or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

     8.5  False Warranties; Breach of Representations.  Any warranty or
          -------------------------------------------
representation made by the Borrower in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

     8.6  Judgments.  A final judgment or judgments is entered, or an order or
          ---------
orders of any judicial authority or governmental entity is issued against the Borrower (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds Fifty Thousand Dollars ($50,000.00) outstanding at any one time and is not stayed or dismissed within sixty (60) days; or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of the Borrower to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty days after such stay expires.

     8.7  Bankruptcy or Insolvency of the Borrower.
          ----------------------------------------

          (a) The Borrower becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or a substantial part of its property, or makes a general assignment for the benefit of creditors.

          (b) The Borrower commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

          (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Borrower, or an order for relief is entered in any such proceeding and is not stayed or dismissed within sixty (60) days.

          (d) A trustee, receiver, or other custodian is appointed for the Borrower or a substantial part of such Person's property.

     8.8  Control.  In the event Robert Samans owns less than twenty-five
          -------
percent (25%) of the voting common stock of the Borrower.

     8.9  Material Adverse Change.  In the event of a material adverse change in
          -----------------------
the business, property, collateral or financial condition of the Borrower.

                                  ARTICLE IX
                                   REMEDIES
                                   --------

     9.1  Further Advances; Acceleration; Setoff.
          --------------------------------------

          (a) Upon the occurrence of any one or more Events of Default, the Bank may, in its sole discretion, refuse to make any further advances or Loans to the Borrower;

          (b) Automatically upon the occurrence of any Event of Default described in Section 8.7 of this Agreement, and in the sole discretion of the Bank upon the occurrence of any other Event of Default, the unpaid principal balance of all Loans, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrower, all of which are expressly waived by the Borrower;

          (c) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations any items or funds held by the Bank, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by the Borrower for its own account with the Bank, and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Borrower. For such purpose the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on all such deposits. The Bank is hereby authorized to charge any such account or indebtedness for any amounts due to the Bank. Such right of set-off shall exist whether or not the Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured. The Borrower hereby confirms the Bank's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

     9.2  Further Remedies; Confession of Judgment.
          ----------------------------------------

          (a) Upon the occurrence of any one or more Events of Default, the Bank may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

          (b) THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE BANK, BY ITS ATTORNEY, OR BY THE PROTHONOTARY OR CLERK OF ANY COURT

OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND DURING THE CONTINUATION THEREOF, TO APPEAR FOR THE BORROWER AND CONFESS AND ENTER JUDGMENT AGAINST IT IN FAVOR OF THE BANK IN ANY JURISDICTION IN WHICH THE BORROWER OR ANY OF ITS PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING REASONABLE ATTORNEYS'
FEES), WITH OR WITHOUT DECLARATION, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE BORROWER HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF, AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

          BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE BANK UNDER THIS AGREEMENT BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE BORROWER CAN BE GARNISHED AND ATTACHED, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST THE BORROWER BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF THE BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO THE BORROWER BY SUCH COUNSEL.


                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

     10.1 Remedies Cumulative; No Waiver.  The rights, powers and remedies of
          ------------------------------
the Bank provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of any party in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

     10.2 Notices.  Every notice and communication under this Agreement or any
          -------
of the other Loan Documents shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:

            If to the Borrower:
                 Scanforms, Inc.
                 181 Rittenhouse Circle
                 Bristol, PA 19007
                 Attn:   Mr. William Carey
                         Chief Financial Officer

            With a copy to:
                 Wolf, Block, Schorr & Solis-Cohen
                 Packard Building
                 15th & Chestnut Streets
                 12th Floor
                 Philadelphia, PA  19102
                 Attn:   Mark K. Kessler, Esquire

            If to the Bank:
                 Mellon Bank, N.A.
                 Plymouth Meeting Executive Campus
                 610 West Germantown Pike
                 Suite 200
                 Plymouth Meeting, PA  19462
                 Attn:   Mr. Anthony R. Caringi
                         Assistant Vice President

            With a copy to:
                 Duane, Morris & Heckscher
                 One Liberty Place
                 Philadelphia, PA  19103
                 Attn:   Thomas J. Karl, Esquire

     Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three
(3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon
delivery.    A party may change its address by giving written notice to the other party as specified herein.

     10.3 Costs, Expenses and Attorneys' Fees.  Whether or not the transactions
          -----------------------------------
contemplated by this Agreement and the other Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrower or otherwise required. Such costs and expenses shall include, without limitation, the reasonable fees and disbursements of counsel to the Bank, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Bank. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by the Bank. The Borrower's reimbursement obligations under this Section shall survive any termination of this Agreement.

     10.4 Survival of Covenants.  This Agreement and all covenants, agreements,
          ---------------------
representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the making of the Loans and the execution and delivery of the Notes and, subject to the provisions of 10.15 hereof, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

     10.5 Counterparts; Effectiveness.  This Agreement may be executed in any
          ---------------------------
number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

     10.6 Headings.  The headings of sections have been included herein for
          --------
convenience only and shall not be considered in interpreting this Agreement.

     10.7 Payment Due On A Day Other Than A Business Day.  If any payment due or
          ----------------------------------------------
action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

     10.8 Judicial Proceedings.  Each party to this Agreement agrees that any
          --------------------
suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

     10.9 Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed by the internal laws of the Commonwealth of Pennsylvania.

     10.10 Integration.  This Agreement and the other Loan Documents constitute
           -----------
the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     10.11 Amendment and Waiver.  No amendment of this Agreement, and no waiver
           --------------------
of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

     10.12 Successors and Assigns.
           ----------------------

          (a) Generally.  This Agreement (i) shall be binding upon the Borrower
              ---------
and the Bank and their respective successors and assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and its respective successors and assigns, provided, however, that no party may assign its rights hereunder or any interest herein without the prior written consent of the other party, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the other party, provided, that the Bank may assign its rights hereunder or any interest herein to another party in connection with the sale of the assets or capital stock of the Bank or any other merger or acquisition entered into between the Bank and such party.

          (b) Participations.  The Bank may from time to time sell or otherwise
              --------------
grant participations in the Loans and the Notes, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of the Bank and
(ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though the Borrower were directly indebted to the holder of such participation in the amount of such participation. The Bank may disclose to prospective participants such information regarding the Borrower's affairs as the Bank possesses. The Bank shall give notice to the Borrower of the grant of such participations; however, the failure to give such notice shall not affect any of the Bank's rights hereunder.

     10.13 Severability of Provisions.  Any provision in this Agreement that is
           --------------------------
held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.

     10.14 Consent to Jurisdiction and Service of Process.  The Borrower
           ----------------------------------------------
irrevocably appoints each and every officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Section 10.2 hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents; and the Borrower hereby (i) consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer; (ii) agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and the Collateral, and (iii) waives any objection that such Borrower may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Notwithstanding the foregoing, the Bank, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which the Borrower may be found or in which any of its properties or the Collateral may be located.

     10.15 Indemnification
           ---------------

          (a) If, after receipt of any payment of all or any part of the Obligations, the Bank is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless the Bank with respect to the full amount so surrendered.

          (b) The Borrower shall indemnify, defend and hold harmless the Bank with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to (i) acts or conduct of the Borrower or any of the Other Loan Parties under, pursuant to or related to this Agreement and the other Loan Documents, (ii) Borrower's or any Other Loan Party's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's or any other Loan Party's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state, or local, or court or administrative orders or decrees, including without limitation those resulting from any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by the Borrower, unless resulting from the acts or conduct of the Bank constituting gross negligence, bad faith actions or willful misconduct.

          (c) The provisions of this section shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any of the Notes, the release of any Encumbrance securing the Obligations or any other action which the Bank may have taken in reliance upon its receipt of such payment. Any cancellation of any of the Notes, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date first above written.

Attest:                         SCANFORMS, INC.


___________________________     By: /s/ William P. Carey
                                   ----------------------------
Title:                             Title: Treasurer


                                MELLON BANK, N.A.


                                By: /s/ Anthony R. Caringi
                                   ----------------------------
                                   Title: Asst. Vice President

                                                                   SCHEDULE 6.16
                                                                   -------------

                              FINANCIAL COVENANTS
                              -------------------

       This Schedule is a part of the Loan Agreement dated June 21, 1995 between Mellon Bank, N.A. and Scanforms, Inc.

       A.   Tangible Net Worth--The Borrower shall have a Tangible Net Worth at
            ------------------
the end of each calendar quarter of not less than $3,500,000 plus fifty percent
                                                             ----
(50%) of the Borrower's cumulative Net Income since January 1, 1995.

       B.   Earnings Before Interest and Taxes--The Borrower shall have Earnings
            ----------------------------------
Before Interest and Taxes for each calendar quarter of not less than twice its interest expense, treated on a rolling four-quarters basis.

       C.   Ratio of Liabilities to Tangible Net Worth--The Borrower shall have
            ------------------------------------------
a ratio of Liabilities to Tangible Net Worth at the end of each calendar quarter of not more than 3.25 to 1.00. For purposes of the Ratio of Liabilities to Tangible Net Worth, cash in excess of $100,000 but no greater than the amount of Customer Deposits will be offset against Liabilities when calculating this ratio.

       For purposes of this Schedule, all capitalized terms used herein and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

       "Customer Deposits" shall mean any and all deposits made by a customer of the Borrower for purposes of the prepayment of postage or prepayment for goods or services to be rendered.

       "Earnings Before Interest and Taxes" shall mean, for any period, the Net Income (before the deduction of interest and federal and state income taxes) of the Borrower, determined in accordance with GAAP.

       "Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, shall be classified as liabilities of the Borrower.

       "Net Income" shall mean, for any period, the net income (before the deduction of federal and state income taxes) of the Borrower, determined in accordance with GAAP, excluding:

            (a) the proceeds of any insurance policy;

            (b) any gain or loss arising from:

                (1) the sale or other disposition of any assets (other than Current Assets);

                (2)  any write-up of assets; or

                (3) the acquisition of outstanding securities representing Indebtedness of the Borrower;

            (c) any amount representing any interest in the undistributed earnings of any Person;

            (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner;

            (e) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee;

            (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

            (g) any other item constituting an extraordinary gain or loss under GAAP.

       "Stockholders' Equity" shall mean, at any time, stockholders' equity as determined in accordance with GAAP.

       "Tangible Net Worth" shall mean, at any time, the aggregate Stockholders' Equity, less all intangible assets of the Borrower, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, capitalized research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock.

                                                                 SCHEDULE 7.2(c)
                                                                 ---------------

                                 INDEBTEDNESS
                                 ------------

                      Note Payable Schedule as of 6/19/95
                      -----------------------------------

Vendor #    Vendor                      Note #              Balance
- --------    ------                      ------              -------

 H9885      Hyster Credit Co.           5138001            10,740.87
 P4610      Phoenix Cor Inc.            1141               27,337.11
 P4610      Phoenix Cor Inc.            3171              375,000.00
 8C660      Concord Commercial          1-27061           529,456.67
 8T390      Textrom Financing           5*00005            74,113.02
 8T390      Textrom Financing           5*00006           138,257.83
 8T390      Textrom Financing           5*00007           209,939.66
 8T390      Textrom Financing           5*00008           295,189.20
 8T452      Tildem                      1456              273,556.08
 8U553      UJB Leasing                 1455              273,556.08

         G/L Acct 204 N/P Equipment                     2,383,280.15

- --------------------------------------------------------------------

 B3535      Bell Atlantic               3380                  419.82
 8J580      JLJ Capital                 1147                1,503.06
 P4618      Phoenix Leasing             033201                  2.79

         G/L Acct 209 Capital Leases Payable                1,925.67

- --------------------------------------------------------------------

 8S444      Signet Leasing              Tentative         325,000.00
                                                          Award not
                                                          Documented